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                                  EXHIBIT 5(b)

INTERNAL REVENUE SERVICE                          DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201

                                              Employer Identification Number:
Date:  Jun 10 1994                                     34--0165477
                                              File Folder Number:
CORTLAND SAVINGS AND BANKING                           340028412
COMPANY                                       Person to Contact:
C/O BEN F. WELLS                                       G. BAKER
CROWE CHIZEK                                  Contact Telephone Number:
ONE COLUMBUS, 10 W. BROAD STREET                       (513) 684-3347
COLUMBUS, OH 43215                            Plan Name:
                                              CORTLAND SAVINGS AND BANKING
                                              COMPANY 401(K) PLAN
                                              Plan Number. 002

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401.--1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in Operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 28, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendments adopted on January 12, 1994.

This plan has been mandatorily disaggregated, permissively aggregated or restructured to satisfy the nondiscrimination requirements.

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)--l(b)(2) of the regulations on the basis of a design--based safe harbor described in the regulations.

This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

We have sent a copy of this letter to your representative as indicated in


Letter 835 (DO/CG)


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                                       -2-

CORTLAND SAVINGS AND BANKING


the power of attorney.

If you have questions concerning this matter please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,



                                            /s/ C. Ashley Bullard
                                            ---------------------------------
                                            Ashley Bullard
                                            District Director

Enclosures:
Publication 794